Exhibit 10.3

AMERIGON INCORPORATED

March __, 2011

Amerigon Incorporated

21680 Haggerty Road, Ste. 101

Northville, Michigan 48167

Telephone: (248) 504-0500

Re:	Amerigon Incorporated-Lock - Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 30, 2011 by and among Amerigon Incorporated (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”), with respect to the issuance of (i) Series C Convertible Preferred Shares (the “Preferred Shares”) convertible into the Company’s common stock, no par value (the “Common Stock”) and (ii) Series A Warrants (as defined in the Certificate of Designations) which will be exercisable to purchase Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the date that is 90 days after the release of the Escrow Funds from escrow in accordance with the terms and conditions set forth in the Escrow Agreement (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents, or (iv) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or deemed sale or disposition of the Undersigned’s Shares or the economics of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided, that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and so long as there is no net change in beneficial ownership of Common Stock held by the undersigned, (iii) by way of intestate succession, and (iv) by way of distributions to or from any partnership, corporation or limited liability company wholly controlled by the undersigned or by a member of the immediate family of the undersigned, provided, that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein. Furthermore, notwithstanding the foregoing, any pledge in effect on the date hereof of the Undersigned’s Shares as security for a margin account or loan pursuant to the terms of such account or loan, and any dispositions pursuant to the terms thereof shall not be prohibited by this Lock-up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) in the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever (except for pledges in effect on the date hereof of the Undersigned’s Shares as security for a margin account or loan pursuant to the terms of such account or loan). The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar (the “Transfer Agent”) against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable by the undersigned and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if the Purchase Agreement (other than the provisions thereof which survive termination) terminates or is terminated, in each case in accordance with its terms and provisions, prior to the payment for and delivery of the Preferred Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement. The undersigned also understands that, if the W.E.T. Acquisition is terminated or not consummated on or prior to the W.E.T. Date such that the Escrow Funds are released to redeem the Preferred Shares in accordance with the Certificate of Designations and the Escrow Agreement, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Agreed to and Acknowledged:

AMERIGON INCORPORATED

By:
Name:
Title: